As filed with the Securities and Exchange Commission on January 28, 2009 Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Gran Tierra Energy Inc.
(Exact name of registrant as specified in its charter)
Nevada	98-0479924
(State of Incorporation)	(I.R.S. Employer Identification No.)

300, 611-10TH AVENUE S.W.
CALGARY, ALBERTA, CANADA, T2R 0B2
(Address of principal executive offices, including zip code)

2007 Equity Incentive Plan
(Full title of the plans)
DANA COFFIELD
PRESIDENT & CHIEF EXECUTIVE OFFICER
300, 611-10TH AVENUE S.W.
CALGARY, ALBERTA, CANADA, T2R 0B2
(403) 265-3221
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Nancy Wojtas, Esq.
Brett White, Esq.
Cooley Godward Kronish llp
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306-2155
 (650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	9,000,000 shares	$2.665	$23,985,000	$943

(1)
Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h).  The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock on January 26, 2009 as reported on the NYSE AlterNext.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 9,000,000 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2007 Equity Incentive Plan.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The contents of the earlier registration statement relating to the 2007 Equity Incentive Plan previously filed with the Securities and Exchange Commission on October 19, 2007 (File No. 333-146815) are incorporated herein by reference and made a part hereof.

EXHIBITS

Exhibit Number	Description

5.1	Opinion of Kummer Kaempfer Bonner Renshaw & Ferrario with respect to the legality of the securities registered hereunder.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Kummer Kaempfer Bonner Renshaw & Ferrario (included in Exhibit 5.1).

23.3	Consent of Gaffney, Cline and Associates.

23.4	Consent of KPMG Ltda.

23.5	Consent of Huddleston & Co. Inc.

23.6	Consent of Deloitte & Touche LLP.

23.7	Consent of DeGolyer and MacNaughton Canada Limited.

23.8	Consent of GLJ Petroleum Consultants Ltd.

24.1	Powers of Attorney (included on the signature page hereto).

99.1	2007 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 17, 2008).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on January 26, 2009.
Gran Tierra Energy Inc.

By:	/s/ Dana Coffield
Dana Coffield
Title: Chief Executive Officer and President

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Dana Coffield and Martin Eden, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dana Coffield	President, Chief Executive	January 26, 2009
Dana Coffield	Officer and Director (Principal Executive Officer)
/s/ Martin Eden	Chief Financial Officer	January 26, 2009
Martin Eden	(Principal Financial Officer and Accounting Officer)
/s/ Jeffrey Scott	Chairman of the Board of	January 27, 2009
Jeffrey Scott	Directors

/s/ Walter Dawson	Director	January 26, 2009
Walter Dawson

/s/ Verne Johnson	Director	January 26, 2009
Verne Johnson

/s/ J. Scott Price	Director	January 26, 2009
J. Scott Price

/s/ Nicholas G. Kirton	Director	January 28, 2009
Nicholas G. Kirton

/s/ Ray Antony	Director	January 26, 2009
Ray Antony

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EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Kummer Kaempfer Bonner Renshaw & Ferrario with respect to the legality of the securities registered hereunder.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Kummer Kaempfer Bonner Renshaw & Ferrario (included in Exhibit 5.1).

23.3	Consent of Gaffney, Cline and Associates.

23.4	Consent of KPMG Ltda.

23.5	Consent of Huddleston & Co. Inc.

23.6	Consent of Deloitte & Touche LLP.

23.7	Consent of DeGolyer and MacNaughton Canada Limited.

23.8	Consent of GLJ Petroleum Consultants Ltd.

24.1	Powers of Attorney (included on the signature page hereto).

99.1	2007 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 17, 2008).